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                                                                    EXHIBIT 10.1

                       FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 1, 2005, by and between LACROSSE FOOTWEAR, INC., a Wisconsin corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of April 15, 2004, as amended from time to time ("Credit Agreement").

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. Section 1.1(a) is hereby amended to read as follows:

            "(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time under a revolving line of credit ("Line of Credit") up to and including June 30, 2007, not to exceed (i) at any time (other than during each Reduction Period, as defined below), the aggregate principal amount of Thirty Million Dollars ($30,000,000.00), and (ii) from and including each January 1 to and including each May 31 (with each such period referred to as a "Reduction Period"), the aggregate principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00), the proceeds of which shall be used to finance the working capital requirements of Borrower and Danner, Inc., a Wisconsin corporation ("Subsidiary"). Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of October 1, 2005 in the form attached hereto as Exhibit A ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

      2. Section 1.1(b) (entitled "Limitation on Borrowings") is hereby deleted in its entirety, without substitution.

      3. Section 1.1(c) is hereby amended to delete the phrase", subject to the Borrowing Base limitation" from the end of the first sentence.

      4. Section 1.1(d) is hereby amended to read as follows:

            "(d) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings, Letters of Credit and Usance Drafts under the Line of Credit shall not at any time exceed the

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      applicable maximum principal amount available thereunder, as set forth in
      Section 1.1(a) above. The provisions of the Line of Credit Note (as modified, replaced, renewed, or restated from time to time) are incorporated by this reference herein."

      5. Section 1.2(d) is hereby amended to read as follows:

            "(d) Annual Fee. Borrower shall pay to Bank a periodic non-refundable commitment fee for the Line of Credit equal to Ten Thousand Dollars ($10,000.00)."

Such fee shall be payable on the date of Borrower's execution of this Amendment, and thereafter on each June 1 until Bank has no further commitments to make Line of Credit Advances under the Loan Documents.

      6. The second paragraph of Section 1.3 is hereby amended by deleting therefrom the phrase "including the pre-loan feasibility audit, the initial collateral audit and annual collateral audits."

      7. Section 2.5 is hereby amended by (a) deleting the phrase "September 27, 2003" and replacing it with "June 25, 2005, and (b) by adding at the end of the first sentence the phrase: "; all subject to normal year-end audit adjustments and the absence of footnotes"."

      8. Section 2.12 is hereby amended and restated in its entirely as follows:

            "SECTION 2.12. SUBSIDIARY. Subsidiary and Lacrosse International, Inc. are the only entities in existence as of October 17, 2005 in which Borrower owns all or a majority or a controlling share of the equity interests."

      9. Section 4.3(c) is hereby deleted in its entirety, without substitution:

      10. Section 4.3(d) is amended and restated in its entirety as follows:

            "(d) Contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that (a) said financial statements fairly present in all material respects the financial conditions, results of operations, and cash flows of the Borrower (and in the case of financial statements presented for the first, second, and third fiscal quarters of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes), and (b) to the knowledge of such officer there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default."

      11. Section 4.9(a) is hereby deleted in its entirety, and the following substituted therefor:

            "(a) Tangible Net Worth not less than $30,000,000.00 determined as of the end of each fiscal quarter, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus Subordinated Debt less any intangible assets, and with "Subordinated Debt" defined as indebtedness subordinated in right of payment to Borrower's indebtedness to Bank pursuant to subordination agreements satisfactory to Bank."

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      12. The following is hereby added to the Credit Agreement as Section
4.9(d).

            "(d) Current Ratio not less than 1.75 to 1.0, determined as of the end of each fiscal quarter end, with "Current Ratio" defined as the ratio of current assets to total current liabilities, and with current liabilities hereby deemed to include, without limitation, the then outstanding principal amount of all liabilities, contingent or liquidated, under the Line of Credit."

      13. Borrower shall promptly notify Bank in the event that the assets or revenues of Lacrosse International, Inc. ("New Subsidiary") represent 5% or more of Borrower's consolidated assets or consolidated revenues, respectively, following which Bank and Borrower shall enter into a further amendment to the Credit Agreement whereby all affirmative and negative covenants and Events of Default which at such time apply to Subsidiary shall be also made applicable to New Subsidiary, on terms reasonably acceptable to Bank and Borrower.

      14. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      15. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                     WELLS FARGO BANK,
LACROSSE FOOTWEAR, INC.                               NATIONAL ASSOCIATION

By: /s/ Joseph P. Schneider                        By:  /s/ James R. Bednark
    _______________________                             ______________________
    Joseph P. Schneider                                 James R. Bednark
    President/chief Executive Officer                   Relationship Manager

By: /s/ David P. Carlson
    _____________________
    David P. Carlson
    Executive Vice President/Chief Financial Officer

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